1.	What percentage of the uninsured loans >80% LTV have silent seconds? 41.10%

2.	What percentage of the pool has silent seconds? 46.64%

3.	What is the W’avg CLTV including silent seconds? 90.45%

4.	What percentage of the pool is greater than 90% CLTV (including silent seconds)? 54.01%

5.	Is the cap an “at the money” or “out of the money” cap. At the money, for the first 22 periods then varies thereafter.
% of loan with silent seconds: 46.64%
CLTV of entire deal incl. silent seconds:  90.45%
LTV of silent seconds:  81.67%
DTI of silent seconds:  42.25%
DTI of entire deal incl. silent seconds: 42.25%
DTI not including silent seconds:  See above, DTI is originator provided
Documentation type for all loans: See termsheet
Type of ARM collateral: See termsheet
Breakout of IO loans types: See termsheet
Reset dates of IOs and wtg avg reset rate for that date:  See attached file.
CTLV of IO incl. silent seconds:  81.63%
FICO of IO:  639
DTI of IO incl. silent seconds: 42.07%
Documentation Type breakout for IO:  See attached IO strats
Explanation of how DTI is calculated for the inclusion of the following: silent seconds and IO (on aggregate amortizing amount of loan): DTI is provided by the originator